UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): May 15, 2019

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange

Section 8 – Other Events
Item 8.01. Other Events.
On May 15, 2019, Lori A. Brown, Executive Vice President, General Counsel and Chief Legal Officer of Employers Holdings, Inc. (the “Company”), entered into a prearranged trading plan in accordance with the requirements specified in Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.

Rule 10b5-1 trading plans permit individuals who are not then in possession of material non-public information to establish prearranged plans to buy or sell the Company’s common stock. Trading plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s Insider Trading Policy.

The trading plan referred to above was entered into during the Company’s Open Trading Window and Ms. Brown represented that she was not in possession of any material, non-public information. The trading plan is scheduled to terminate on May 1, 2020 and may be terminated earlier by Ms. Brown, subject to applicable securities laws and the Company’s Insider Trading Policy. Transactions under this trading plan will be publicly reported to the Securities Exchange Commission in accordance with applicable securities laws, rules, and regulations.

The Company does not intend to provide future disclosures of 10b5-1 trading plans that may be entered into by executives from time to time; however, any future transactions in the Company's common stock pursuant to such plans will continue to be publicly reported to the Securities Exchange Commission in accordance with applicable securities laws, rules, and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	May 17, 2019	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
General Counsel and Chief Legal Officer